Exhibit 5.1

July 18, 2014

VIA ELECTRONIC MAIL

InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey 07701

Re:	InterCloud Systems, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to InterCloud Systems, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-1 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offering and sale by the Company of up to 1,425,000 shares Company’s common stock, par value $0.0001 per share (“Common Stock”), plus up to 213,750 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Shares”).

The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which will be filed as Exhibit 1.1 to the Registration Statement. The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that (i) the Underwriting Agreement will be duly executed and delivered by all parties thereto other than the Company, and (ii) upon sale and delivery of the Shares, the certificates representing such Shares will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the register of the Company.

InterCloud Systems, Inc.
July 18, 2014

We are admitted to the Bar in the State of New York and we express no opinion with respect to any other laws of any other jurisdiction, except the General Corporation Law of the State of Delaware. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, when the Registration Statement has been declared effective by the Commission pursuant to the Securities Act and a duly appointed committee of the Board of Directors of the Company determines the price per share of the Shares, (i) the issuance of the Shares will have been duly authorized by all necessary corporate action by the Company, and (ii) the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in accordance with and in the manner contemplated by the Registration Statement and Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, Pryor Cashman LLP